EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and dated as of April 14, 1997, by and between SHOE CARNIVAL, INC., ("Employer") an Indiana corporation and CLIFF SIFFORD ("Employee").

                                   WITNESSETH

     WHEREAS, the Employer desires to employ the Employee and the Employee desires to become employed by the Employer, and

     WHEREAS, Employer desires to assure the continued service of Employee; and

     WHEREAS, Employee is willing to provide such service on the terms and conditions specified herein;

     NOW THEREFORE, in consideration of these premises, the mutual covenants and undertakings herein contained, Employer and Employee, each intending to be legally bound, covenant and agree as follows:

     1. Continuation of Employment. The parties agree that the employment of Employee shall continue for the term provided for in section 3. While employed by Employer, Employee shall devote substantially all of his business time and efforts to Employer's business.

     2. Duties. Employee shall serve as Employer's Senior Vice President and General Merchandise Manager and to perform such duties in that office as are customarily associated with such office or as may be assigned to him by Employer's Board of Directors or Chief Executive Officer.

     3. Term. The term of this Agreement (the "Term"), unless terminated earlier in accordance with section 7, shall continue through April 13, 1999.

     4. Compensation.

     a.   Employee   shall   receive  an  annual   salary  of  $150,000   ("Base
          Compensation")   payable  at  regular  intervals  in  accordance  with
          Employer's normal payroll practices now or hereafter in effect.

     b. The Base Compensation may be increased on an annual basis as of April 1 of each calendar year by an amount determined by the Board of Directors.

     c. The Board of Directors of Employer may consider, from time to time, additional increases to Employee's Base Compensation.

     d. Employee shall participate in all present and future executive incentive compensation plans of Employer.

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     5.  Benefit  Plans.  Employee  shall be  included as a  participant  in all present and future employee benefit, retirement and compensation plans generally available to employees of Employer, consistent with his Base Compensation and position with Employer, including, without limitation, any pension plan, profit sharing plan, 401(k) plan, stock option plans, and hospitalization, major medical, disability and group life insurance plans, upon the terms set forth in such plans, as amended from time to time. Employer may amend or eliminate any such plan in its discretion to the extent permitted by law, as long as the change does not apply solely to Employee to the exclusion of all other participants in such plan.

     6. Expenses; Vacations. So long as Employee is employed by Employer pursuant to this Agreement, Employee shall receive reimbursement from Employer for all reasonable business expenses incurred in the course of his employment by Employer, upon submission to Employer of written vouchers and statements for reimbursement in accordance with Employer's policies and procedures. So long as Employee is employed by Employer pursuant to the terms of this Agreement, Employee shall participate in Employer's vacation policies for executives at a level commensurate with his position.

     7. Termination. Subject to the respective continuing obligation of the parties, Employee's employment may be terminated prior to the expiration of the Term of this Agreement as follows:

     a. Employer, by action of its Board of Directors and upon written notice to Employee, may terminate Employee's employment at any time effective immediately for cause. For purposes of this subsection 7a, "cause"
          shall be defined as any (i) dishonest or fraudulent conduct in connection with his employment, (ii) conviction of Employee by a federal or state court for the commission of a felony, (iii) repeated failure on the part of Employee, after written notice specifying in reasonable detail the alleged failure, to perform the duties assigned to him under this Agreement or any other executive level duties hereafter designated by the Board of Directors; or (iv) unlawful taking or misappropriation of any material and substantial tangible or intangible property (other than corporate opportunities) or misappropriation of any corporate opportunity belonging to Employer or any subsidiary or in which any of them has an interest.

     b.   Employer,  by  action  of  its  Board  of  Directors,   may  terminate
          Employee's employment at any time without cause.

     c. Employee, by written notice to Employer, may terminate his employment at any time.

     d. Employee's employment shall terminate in the event of Employee's death or disability. For purposes hereof, "disability" shall be defined as Employee's inability by reason of illness or other physical or mental incapacity to perform the duties required by his employment for any consecutive one hundred eighty (180) day period.

     8. Compensation Upon Termination or During Disability. In the event of termination of Employee's employment pursuant to section 7 hereof, the parties agree that the following terms set forth the exclusive severance arrangements between the parties relating to such termination:

     a. In the event of termination pursuant to subsection 7a or 7c, Employee shall be entitled to receive the compensation provided for herein (including Base Compensation ) through the date of termination specified in the notice of termination. Employee shall only

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          participate  in the employee  benefit,  retirement,  and  compensation plans and other perquisites as provided in sections 5 and 6 hereof, through the date of termination. Any benefits payable under insurance,
          health,   retirement  and  bonus  plans  as  a  result  of  Employee's participation in such plans through such date shall be paid when due under those plans.

     b. In the event of termination pursuant to subsection 7b, Employee shall be entitled to receive an amount equal to his then current monthly Base Compensation until April 13, 1999. Employee shall only participate in the employee benefit, retirement, and compensation plans and other perquisites as provided in sections 5 and 6 hereof, through such date of termination. Any benefits payable under insurance, health, retirement and bonus plans as a result of Employee's participation in such plans through such date shall be paid when due under those plans.

     c. In the event of termination pursuant to subsection 7d, Employee shall be entitled to receive the compensation provided for herein (including Base Compensation) through the date of termination. Employee shall only participate in the employee benefit, retirement, and compensation plans and other perquisites as provided in sections 5 and 6 hereof,
          (i) in the event of Employee's death, or (ii) in the event of Employee's disability, through the date of proper notice of disability as required by subsection 7d. Any benefits payable under insurance, health, retirement and bonus plans as a result of Employer's participation in such plans through such date shall be paid when due under those plans.

     9. Notice of Termination. Any termination of Employee's employment with Employer as contemplated by section 7 hereof, except in the circumstances of Employee's death, shall be communicated by written notice of termination by the terminating party to the other party hereto. Any notice of termination pursuant to subsection 7a or 7c shall indicate the specific provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

     10. Confidential Information. It is understood that Employee may acquire knowledge of and will continue to be informed of confidential information and trade secrets of Employer. Employee agrees that all such confidential information is in the nature of trade secrets and is the sole property of Employer. Employee will keep confidential, and will not reproduce, copy or disclose to any other person or firm, any information relating to such confidential information and trade secrets. Employee agrees that upon termination of this Agreement, he shall surrender promptly to Employer any and all trade secrets, internal memoranda and other documents disclosing any confidential information which he may possess and that such trade secrets, memoranda and documents shall be and remain the sole property of Employer. All of the terms of this section 10 shall remain in full force and effect both during the Term of this Agreement and after the termination of this Agreement for any reason.

     11. Noncompetition During Agreement. Employee agrees that during the term of this Agreement, he will not, directly or indirectly, engage in as an employee, officer, partner or stockholder of, or provide consultation to, any other person engaged in the retail footwear industry (except as the holder of 5% or less of the stock of a publicly held corporation).

     12. Remedies. The parties hereto agree and acknowledge that many of the rights conveyed by this Agreement are of a unique and special nature and that

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Employer  will not have an  adequate  remedy at law in the event  that  Employee fails to abide by its terms and conditions, nor will money damages adequately compensate for such injury. It is therefore, agreed between the parties that in the event of breach by Employee of his obligations contained in sections 10 or 11 of this Agreement, Employer shall have the rights, among other rights, to damages sustained thereby and to an injunction to restrain Employee from the prohibited acts. Employee agrees that this section shall survive the termination of this Agreement and Employee shall be bound by its terms at all times subsequent to the termination thereof for so long a period as Employer continues to conduct the same business it was conducting during the Term of this Agreement. Nothing herein contained shall in any way limit or exclude any and all other rights granted by law or equity to Employer.

     13. Attorneys' Fees. In any action at law or in equity to enforce any provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay attorneys' fees incurred by the successful party (including without limitation, costs, expenses, and fees on any appeals), and if the successful party recovers judgment in any such action or proceeding, such costs, expenses, or attorneys' fees shall be included as part of the judgment.

     14. Successors. Should Employee die after termination of his employment with Employer while any amounts are payable to him hereunder, this Agreement shall inure to the benefit of and be enforceable by Employee's executors, administrators, heirs, distributees, devisees and legatees and all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there is no such designee, to his estate.

     15. Notice. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

              If to Employee:       118 Norcross Lane
                                    Mooresville, NC 28115

              If to Employer:       Shoe Carnival, Inc.
                                    8233 Baumgart Road
                                    Evansville, IN 47711
                                    Attn:   Chief Executive Officer

or to such address as either party hereto may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     16. Indiana Law. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Indiana.

     17. Amendment and Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and Employer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

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     18.  Severability.  The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain in full force and effect.

     19. Assignment. This Agreement is personal in nature and neither party hereto shall, without consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in section 14 above.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

                                    SHOE CARNIVAL, INC.



                                    By:  /s/ Mark L. Lemond
                                         Mark L. Lemond
                                         President and Chief Executive Officer

                                                   "Employer"

                                    By:  /s/ Cliff Sifford
                                         Cliff Sifford

                                                   "Employee"


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